UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2015 (November 18, 2015)

INVENTURE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 932-6200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

ABL Credit Agreement

On November 18, 2015 (the “Closing Date”), Inventure Foods, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into a Credit Agreement (the “ABL Credit Agreement”) with each of the lenders from time to time a party thereto and Wells Fargo Bank, National Association, as the administrative agent for each member of the Lender Group and the Bank Product Providers (each as defined in the ABL Credit Agreement), as the sole arranger, and as the sole book runner (“Wells Fargo”).  The ABL Credit Agreement provides for a five-year, $50.0 million senior secured revolving credit facility that matures on November 17, 2020.

The proceeds of the ABL Credit Agreement were used for one or more of the following: (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Company’s Existing Credit Facility (defined below) and certain other loan agreements, capital lease facilities and agreements for borrowed money, and (ii) to pay the fees, costs, and expenses incurred in connection with the ABL Credit Agreement, the other loan documents related thereto, and the transactions contemplated thereby, and (b) thereafter, consistent with the terms and conditions of the ABL Credit Agreement, for their lawful and permitted purposes.

Borrowing Base

The ABL Credit Agreement is subject, among other things, to the terms of a borrowing base calculated as a discount to the value of certain pledged collateral. The borrowing base is subject to certain reserves and caps customary for financings of this type.  If at any time the aggregate amounts outstanding under the ABL Credit Agreement exceed the borrowing base then in effect, a prepayment of an amount sufficient to eliminate such excess is required to be made.  The terms of the ABL Credit Agreement provide that the Borrowers are required to prepay loans with net cash proceeds from sales of certain specified collateral under the ABL Credit Agreement.

Interest and Fees

The interest rate per annum applicable to the ABL Credit Agreement will be, at the Company’s option, the base rate or the London Interbank Operating Rate (“LIBOR”) plus, in each case, an applicable margin.  LIBOR will be reset at the beginning of each selected interest period based on the LIBOR rate then in effect; provided that, if LIBOR is below zero, then such rate will be equal to zero plus the applicable margin.  The base rate is a fluctuating interest rate equal to the highest of (i) the federal funds effective rate from time to time plus 0.50%, (ii) LIBOR (after taking account of any applicable floor) applicable for an interest period of one month plus 1.00%, and (iii) the prime lending rate announced by Wells Fargo.  The applicable margin is subject to adjustment based on the Company’s Average Excess Availability (as defined in the ABL Credit Agreement).

Prepayments

Voluntary prepayments of revolving loans under the ABL Credit Agreement are permitted at any time, in whole or in part, without premium or penalty.

Collateral and Guarantees

Subject to certain exceptions, the obligations under the ABL Credit Agreement are secured by substantially all of the present and after acquired assets of the Borrowers (the “ABL Collateral”) including: (a) a perfected first priority pledge of all the equity interests of each Borrower (other than the Company), and (b) a perfected first priority security interest in substantially all other tangible and intangible assets of the Borrowers (including, but not limited, to accounts receivable, inventory, equipment, general intangibles, investment property, real property, intellectual property and the proceeds of the foregoing).

Covenants and Other Matters

Ongoing extensions of credit under the ABL Credit Agreement are subject to customary conditions, including sufficient availability under the borrowing base.  The ABL Credit Agreement also contains covenants that require the Company to, among other things, periodically furnish financial and other information to the various lenders (“Affirmative Covenants”).  The ABL Credit Agreement contains customary negative covenants applicable to the Borrowers, including negative covenants that, among other things, limit the Borrowers’ ability to incur additional indebtedness; incur liens, sell assets or consolidate or merge with or into other companies; pay dividends or repurchase or redeem equity interests; make certain investments; issue equity interests of subsidiaries; prepay, redeem or repurchase subordinated debt; and enter into certain types of transactions with the Company’s affiliates (“Negative Covenants”).  The ABL Credit Agreement also requires the Company, together with its subsidiaries, to comply with a Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement).

Events of default under the ABL Credit Agreement include customary events such as a cross-default provision with respect to other material debt (which includes the Term Loan Credit Agreement (as defined below)).

Guaranty and Security Agreement

In connection with the entry into the ABL Credit Agreement, the Borrowers, as the grantors, and Wells Fargo, as collateral agent (the “Wells Fargo Collateral Agent”), entered into a Guaranty and Security Agreement, dated as of November 18, 2015 (the “ABL Guaranty and Security Agreement”), pursuant to which the Borrowers granted a security interest in the ABL Collateral to the Wells Fargo Collateral Agent as collateral for the Borrower’s obligations under the ABL Credit Agreement.

The foregoing descriptions of the ABL Credit Agreement and the ABL Guaranty and Security Agreement related thereto do not purport to be complete and are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, all of which are incorporated herein by reference.

Term Loan Credit Agreement

Concurrently with entering into the ABL Credit Agreement, the Borrowers entered into a Credit Agreement, dated as of November 18, 2015 (the “Term Loan Credit Agreement”), with BSP Agency, LLC, a Delaware limited liability company as administrative agent for each member of the Lender Group (as defined in the Term Loan Credit Agreement) (“BSP”).  The Term Loan Credit Agreement provides for a $85.0 million, five-year senior secured term loan facility that also matures on November 17, 2020.

The proceeds of the Term Loan Credit Agreement were used for one or more of the following: (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Company’s Existing Credit Facility (defined below) and certain other loan agreements, capital lease facilities and agreements for borrowed money, and (ii) to pay the fees, costs, and expenses incurred in connection with the Term Loan Credit Agreement, the other loan documents related thereto, and the transactions contemplated thereby, and (b) thereafter, consistent with the terms and conditions of the Term Loan Credit Agreement, for their lawful and permitted purposes.

Interest and Fees

The interest rate per annum applicable to the Term Loan Credit Agreement will be, at the Company’s option, the base rate or LIBOR plus, in each case, an applicable margin.  LIBOR will be reset at the beginning of each selected interest period based on the LIBOR rate then in effect; provided that, if LIBOR is below zero, then such rate will be equal to zero plus the applicable margin.  The base rate is a fluctuating interest rate equal to the highest of (i) the federal funds effective rate from time to time plus 0.50%, (ii) LIBOR (after taking account of any applicable floor) applicable for an interest period of one month plus 1.00%, and (iii) the prime lending rate announced by Wells Fargo.  The applicable margin is subject to adjustment based on the Company’s Total Leverage Ratio (as defined in the Term Loan Credit Agreement).

Prepayments

Voluntary prepayments of the term loan are permitted in whole or in part, in minimum amounts as set forth in the Term Loan Credit Agreement, with prior notice but without premium or penalty, on or after the date that is the first anniversary of the Closing Date.

Collateral and Guarantees

Subject to certain exceptions, the obligations under the Term Loan Credit Agreement are secured by substantially all of the present and after acquired assets of the Borrowers (the “Term Loan Collateral”) including: (a) a perfected first priority pledge of all the equity interests of each Borrower (other than the Company), and (b) a perfected first priority security interest in substantially all other tangible and intangible assets of the Borrowers (including, but not limited, to accounts receivable, inventory, equipment, general intangibles, investment property, real property, intellectual property and the proceeds of the foregoing).

Covenants and Other Matters

The Term Loan Credit Agreement also contains Affirmative Covenants and Negative Covenants substantially similar to those described above with respect to the ABL Credit Agreement.  The Term Loan Credit Agreement also requires the Company, together with its subsidiaries, to comply with a Fixed Charge Coverage Ratio (defined in the same manner as in the ABL Credit Agreement) and a Total Leverage Ratio (as defined in the Term Loan Credit Agreement).

Events of default under the Term Loan Credit Agreement include customary events such as a cross-default provision with respect to other material debt (which includes the ABL Credit Agreement).

Guaranty and Security Agreement

In connection with the entry into the Term Loan Credit Agreement, the Borrowers, as the grantors, and BSP, as collateral agent (the “BSP Collateral Agent”), entered into a Guaranty and Security Agreement, dated as of November 18, 2015 (the “Term Loan Guaranty and Security Agreement”), pursuant to which the Borrowers, as the grantors, granted a security interest in the Term Loan Collateral to the BSP Collateral Agent as collateral for the Borrower’s obligations under the Term Loan Credit Agreement.

Wells Fargo and BSP are parties to an intercreditor agreement that governs the relative priority of liens on the collateral and certain other rights, priorities and interests among the lenders under the ABL Credit Agreement and the Term Loan Credit Agreement.

The foregoing descriptions of the Term Loan Credit Agreement and the Term Loan Guaranty and Security Agreement related thereto do not purport to be complete and are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, all of which are incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with entering into the ABL Credit Agreement and the Term Loan Credit Agreement, on November 18, 2015, the Company repaid in full all obligations and liabilities owing under, and terminated, its Credit Agreement, dated as of November 8, 2013, by and among the Borrowers, the lenders party thereto, and U.S. Bank National Association (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Facility”).

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2015, the Company entered into the ABL Credit Agreement and the Term Loan Credit Agreement.  The descriptions of the ABL Credit Agreement and the Term Loan Credit Agreement set forth under Item 1.01 are hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 8.01  Other Events.

On November 23, 2015, the Company issued a press release announcing the entering into of the ABL Credit Agreement and the Term Loan Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

10.1

Credit Agreement, dated as of November 18, 2015, by and among Inventure Foods, Inc. and certain of its subsidiaries, as the borrowers, each of the lenders from time to time a party thereto, and Wells Fargo Bank, National Association, as the administrative agent for each member of the Lender Group and the Bank Product Providers (each as defined in the Credit Agreement), as the sole arranger, and as the sole book runner.

10.2

Guaranty and Security Agreement, dated as of November 18, 2015, by and among Inventure Foods, Inc. and certain of its subsidiaries, as the grantors, and Wells Fargo Bank, National Association, a national banking association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.3

Credit Agreement, dated as of November 18, 2015, by and among Inventure Foods, Inc. and certain of its subsidiaries, as the borrowers, each of the lenders from time to time a party thereto, and BSP Agency, LLC, a Delaware limited liability company, as the administrative agent for each member of the Lender Group (as defined therein).

10.4

Guaranty and Security Agreement, dated as of November 18, 2015, by and among Inventure Foods, Inc. and certain of its subsidiaries, as the grantors, and BSP Agency, LLC, a Delaware limited liability company, in its capacity as agent for each member of the Lender Group (as defined therein).

99.1	Press Release dated November 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2015

INVENTURE FOODS, INC.

By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer